CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 25, 2013, relating to the financial statements and financial highlights which appears in the November 30, 2012 Annual Report to Shareholders of Allianz Multi-Strategy Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.
PricewaterhouseCoopers LLP
New York, NY
March 28, 2013